Exhibit 99
MAIN STREET BANKS, INC.
3500 Lenox Road
Atlanta, Georgia 30326
Telephone: (770) 786-3441
Facsimile: (770) 786-9789
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD                 , 2006.
The undersigned acknowledges receipt of the accompanying notice of special meeting and proxy statement/prospectus, each dated                 , 2006, and revoking all prior proxies, hereby appoints Edward C. Milligan and Samuel B. Hay III, and each of them, with full power of substitution, proxies to vote all the shares of common stock of Main Street Banks, Inc., an Georgia corporation (the “Company”), which the undersigned may be entitled to vote, at the special meeting of shareholders to be held on the date set forth above, and at any adjournment thereof, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS 1 AND 2:

1.	Proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”) between the Company and BB&T Corporation, a North Carolina corporation (“BB&T”), which Merger Agreement provides, among other things, for the merger of the Company with and into BB&T, the subsequent merger of Main Street Bank, a wholly-owned banking subsidiary of the Company, with and into Branch Banking & Trust Company, a wholly-owned banking subsidiary of BB&T, and the conversion of the issued and outstanding shares of the Company’s common stock into shares of BB&T’s common stock, as more fully described in the combined proxy statement and prospectus dated , 2006.
FOR ☐ AGAINST ☐            ABSTAIN ☐

2.	Adjourn the special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of Proposal 1 to approve Proposal 1.
FOR ☐ AGAINST ☐            ABSTAIN ☐

3.	Other matters: If any other business properly comes before the meeting, this proxy will be voted at the discretion of the proxy holders.
IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDERS FOR ANY BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.
Please date, sign your name(s) exactly as shown on your stock certificates, and return this proxy card in the accompanying envelope as promptly as practical.

, 2006
Date	Signature